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                                                                    EXHIBIT 10.5

                                 LOAN AGREEMENT

  THIS LOAN AGREEMENT ("Loan Agreement") is made this 21st day of January, 1997, by and between MONARCH PHARMACEUTICALS, INC., a Tennessee corporation whose address is 355 Beecham Street, Bristol, Tennessee 37620 (the "Borrower"), KING PHARMACEUTICALS, INC., a Tennessee corporation whose address is 501 Fifth Street, Bristol, Tennessee 37620 (the "Guarantor") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, whose address is P.O. Box 3189, Bristol, Tennessee 37625 (the "Bank").

                                Recitals of Fact

  The Borrower has requested that the Bank commit to loan the Borrower the principal sum of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00), with said extension of credit to be structured as a term loan. The proceeds of the term loan shall be used by the Borrower to finance the acquisition, development and marketing of the Thalitone(R) Product Line.

  Furthermore, the Guarantor desires that the Bank commit to loan the Borrower the principal sum of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00) for the purposes recited hereinabove. In consideration of Bank's commitment, the Guarantor has agreed to guarantee repayment of the loan contemplated by this Loan Agreement.

  NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

                                   AGREEMENTS

SECTION 1: DEFINITIONS AND ACCOUNTING TERMS.

  1.1 CERTAIN DEFINED TERMS. For purposes of this Loan Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of such terms) unless the context otherwise requires:

  "ANDA" shall mean an Abbreviated New Drug Application as described in the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

  "Closing Date" means the date set out in the first paragraph of this Loan Agreement.

  "Collateral" means the tangible and/or intangible personal property of the Borrower that is intended to secure the loan contemplated under this Loan Agreement, said personal property being specifically described in Section 3.1 of this Loan Agreement.

  "Contingent Assignment" means the Contingent Assignment described in Section
3.2 of this Loan Agreement.

  "Event of Default" has the meaning assigned to that phrase in Section 14 of this Loan Agreement.

  "FDA" means the Food and Drug Administration, a agency of the government of the United States of America.


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  "Guaranty" means the guaranty agreement described in Section 4.2 of this Loan
Agreement.

  "Horus" means Horus Therapeutics, Inc.

  "Horus Asset Purchase Agreement" shall mean that certain contract dated December 17, 1996, by and between Horus and Borrower, entitled Asset Purchase Agreement, whereby Borrower acquired Horus' interest in the Thalitone(R) Product Line.

  "Loan Agreement" means this Loan Agreement between the Borrower and the Bank.

  "NDA" shall mean a New Drug Application as described in the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

  "Security Agreement" means the Security Agreement described in Section 3.2 of this Loan Agreement.

  "Term Loan" means the Borrower's term indebtedness to the Bank pursuant to
Section 2 of this Loan Agreement.

  "Term Note" means the promissory note as described in Section 2.2 of this Loan Agreement.

  "Thalitone(R) Product Line" shall refer to Thalitone(R) tablets (15 mg., 25 mg. and all other presentation sizes) and all other chlorthalidone dosage forms, along with all product codes and strengths associated with Borrower's NDA #19-574, which has been consolidated with ANDA #88-051, and, any and all changes, amendments, periodic reports, supplements, authorizations, documentation, or permits relative thereto.

  1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent to those applied in the preparation of the financial statements required to be delivered from time to time pursuant to Section 11.1 of this Loan Agreement.

SECTION 2: COMMITMENT, FUNDING AND TERMS OF TERM LOAN.

  2.1 THE COMMITMENT. Subject to the terms and conditions herein set out, the Bank agrees and commits to loan the Borrower the principal sum of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00), to be used for the purpose of financing the borrower's acquisition, development and marketing of the Thalitone(R) Product Line.

  2.2 THE TERM NOTE AND INTEREST. The Term Loan shall be evidenced by the Term Note of Borrower, payable to the order of the Bank, in the principal amount of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00). The unpaid principal balance of the Term Note shall bear interest at the rate specified in the Term Note and shall be payable as provided in the Term Note.

SECTION 3. COLLATERAL.

  3.1 DESCRIPTION OF COLLATERAL. The Term Note shall be secured by a first lien on the following:

  (a) The Thalitone(R) Product Line, and the goodwill associated therewith, as well as any registered patents, trademarks or service marks (or applications therefor) or any tradenames, trade dress, trade secrets, service

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  marks, proprietary data, or other intellectual property rights of any nature associated or used therewith, along with all presentations, product codes, strengths, and formulations associated with the Thalitone(R) Product Line and Borrower's NDA #19-574, which has been consolidated with ANDA #88-051, as well as any future ANDA's or NDA's related to the Thalitone(R) Product Line, and any other present or future regulatory filing wheresoever occurring, whether issued or pending, and any and all changes, amendments, periodic reports, supplements, authorizations, documentation, or permits relative thereto, for the production of the Thalitone(R) Product Line, including without limitation, ANDA's and NDA's, formulations, annual product reviews, copies of completed batch records, copies of all manufacturing and packaging control procedures and specifications, all validation and protocol reports, stability protocols and reports, dose ranging study reports and protocols, product complaint files and protocols, adverse drug experience reports and protocols, supplier audit reports and protocols, and field alert reports. Registered trademarks include, but are not limited to, the trademarks Thalitone(R) and the kidney-shaped tablet that are subject to United States Registration No. 1,216,341, dated November 16, 1982, and No. 1,350,257, dated July 23, 1985. Patents include, but are not limited to U.S. Patent No. 4,933,360, issue date June 12, 1990, expiration date June 12, 2007, together with any improvements or change reflected in continuations or separate filings;

  (b) (i) Any and all customer lists, marketing information, documentation, data, clinical data, research and development, or other information, from any source whatsoever, related solely or primarily to the Thalitone(R) Product Line, (ii) any and all punches, and dies related to the production of the Thalitone(R) Product Line; (iii) any and all production technology or know-how including batch records, protocols, validation and analytical methods and methodology, stability protocol and procedures, Standard Operating Procedures related to the production, manufacturing, packaging, release, sale or distribution of the Thalitone(R) Product Line, (iv) any and all ANDA and NDA documentation for all product codes and strengths and all other regulatory filings related to the Thalitone(R) Product Line, and (v) any and all data, documents, charts, information and records (whether written or electronically or magnetically archived) related to any of the foregoing in subsections (i) through (iv) inclusive;

  (c) Borrower's contract rights under the Horus Asset Purchase Agreement;

  (d) The right to use names, logos, and trademarks used by Borrower on the Thalitone(R) Product Line and the packaging thereof, and in connection with the sale and distribution of the Thalitone(R) Product Line to wholesale and retail distributors; provided that the Thalitone(R) Product Line shall not be manufactured bearing any such name and logos after eighteen months from the date this interest is sold to enforce the security interest created under the Security Agreement;

  (e) Manufacturing technology consisting of all information, technical data or other know-how used in or related to the manufacture of the Thalitone(R) Product Line, including but not limited to the specifications, manufacturing and quality control data, test methods and validation data; and all products and proceeds of the foregoing.


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  3.2 GRANTING AND PERFECTION OF SECURITY INTERESTS. In order to provide the
Bank with the security contemplated by Section 3.1 of this Loan Agreement, the Borrower shall execute a security agreement granting the Bank a security interest in the Collateral and Borrower shall execute such financing statements as the Bank deems necessary to perfect said security interest. The Security Agreement and the financing statements shall be in a form acceptable to the Bank. For the purpose of further perfecting the Bank's security interest in the Collateral, the Borrower shall execute a Contingent Assignment referencing the security interest created by the Security Agreement, which Contingent Assignment shall be filed with the United States Patent and Trademark office, together with such other documents as necessary for that purpose. The Contingent Assignment shall be in a form satisfactory to the Bank. Furthermore, the Borrower shall execute such other documents as the Bank deems necessary to perfect its security interest in and lien against the Collateral under both the laws of the United States of America, State of Tennessee, and any other state or locality the bank deems necessary.

SECTION 4. GUARANTY.

  4.1 GUARANTY OF PAYMENT. The Guarantor agrees to guaranty the payment of all sums at any time owing to the Bank under this Loan Agreement, the Term Note, and/or Security Agreement.

  4.2 GUARANTY AGREEMENT. In order to provide the Bank with the guaranty contemplated by Section 4.1 of this Loan Agreement, the Guarantor shall execute the guaranty agreement that is attached hereto as Exhibit "A".

  4.3 SECURITY FOR GUARANTY. The Guarantor acknowledges that the security interest created by means of that certain Security Agreement dated April 30, 1996, whereby Guarantor granted the Bank a security interest securing the payment of certain promissory notes of even date therewith and any other indebtedness then existing or thereafter arising, due or to become due, absolute or contingent, and whether several, joint, or joint and several, of the Guarantor to the Bank secures, and was intended to secure the Term Loan and the obligations of the Guarantor under this Loan Agreement.

SECTION 5. CONDITIONS OF LENDING.

  5.1 CONDITIONS PRECEDENT TO FUNDING THE TERM NOTE. The obligation of the Bank to fund the Term Note is subject to the following conditions precedent that the Bank shall have received in a form and substance satisfactory to the Bank:

  (a) This Loan Agreement.

  (b) The Term Note.

  (c) The Security Agreement, together with the Contingent Assignment, and such financing statements and other documents as the Bank deems necessary to perfect its security interest in and lien against the Collateral.

  (d) Lien searches from such recording offices as the Bank shall specify, evidencing the priority of the Bank's lien under the Security Agreement.

  (e) Opinion letter from Jon L. Roberts, Roberts & Brownell, L.L.C. to the Bank providing that (i) he has reviewed the records of the United States Patent and Trademark Office, (ii) Borrower is the owner of the registered trademarks Thalitone(R) and the kidney-shaped tablet that are subject to United States Registration No. 1,216,341, dated November 16, 1982, and No. 1,350,257, dated July 23, 1985, and U.S. Patent No. 4,933,360, issue date June 12, 1990, expiration date June 12, 2007, together with any


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  improvements or change reflected in continuations or separate filings, (iii)
  said trademarks and patent are presently in full force and effect, (iv) Borrower's right to said trademarks and patent and their exclusive use is not presently subject to any challenges, and (v) the Bank has a first lien on said trademarks and patent.

  (f) The Guaranty.

  (g) Certified corporate resolutions of the Borrower, authorizing this Loan Agreement, the Term Note, and the Security Agreement.

  (h) Certified corporate resolutions of the Guarantor, authorizing this Loan Agreement and the Guaranty.

  (i) Certificate(s) of good standing for the Borrower from the state of its incorporation and such other states as the Bank shall require.

  (j) Certificate(s) of good standing for the Guarantor from the state of its incorporation and such other states as the Bank shall require.

  (k) Written proof satisfactory to the Bank that 21 CFR 314.72(a)(1) has been fully complied with respect to the assets acquired by the Borrower under the Horus Asset Purchase Agreement.

  (1) Such other information and documentation as the Bank shall reasonably require in connection with the funding of the Term Note.

  (m) The opinion of the Borrower's counsel that (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary; (ii) the transactions herein contemplated have been duly authorized by all requisite corporate authority, (iii) this Loan Agreement and the other instruments and documents herein referred to have been duly authorized, validly executed and are in full force and effect, (iv) the execution, delivery and performance of this Loan Agreement, the Term Note, and the Security Agreement have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, (v) the Borrower is a wholly owned subsidiary of the Guarantor, and (vi) pertaining to such other matters as the Bank may reasonably require.

  (n) The opinion of the Guarantor's counsel that (i) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary; (ii) the guaranty herein contemplated has been duly authorized by all requisite corporate authority and is fully enforceable against the Guarantor under the laws of the State of Tennessee, (iii) this Loan Agreement, the Guaranty and any other instrument


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  and document herein referred to have been duly authorized, validly executed and are in full force and effect, (iv) the execution, delivery and performance of this Loan Agreement and the Guaranty have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, (v) the Borrower is a wholly owned subsidiary of the Guarantor, and (vi) pertaining to such other matters as the Bank may reasonably require.

The obligation of the Bank to fund the Term Note is further subject to each of the warranties and representations of Borrower and Guarantor set out in Sections 6, 7 and 8 of this Loan Agreement being and remaining true and correct in all material respects.

SECTION 6: BORROWER'S REPRESENTATIONS AND WARRANTIES.

  Borrower represents and warrants that:

  6.1 INCORPORATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary.

  6.2 POWER AND AUTHORITY. The execution, delivery and performance of this Loan Agreement, the Term Note, and the Security Agreement have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower.

  6.3 LITIGATION. There is no suit, claim, action, cause or proceeding now pending or, to the knowledge of Borrower, threatened before any court, administrative, or regulatory body, arbitrator, or any governmental agency, or any grounds therefor which may result in any judgment, order, decree, liability, or other determination which will, or could, have a materially adverse effect upon the Thalitone(R) Product Line, or Borrower's compliance with and performance under the terms of this Loan Agreement, the Term Note or the Security Agreement. No such judgment, order, or decree has been entered or any such liability incurred which has or could have such effect. No party has tendered to Borrower, nor has Borrower accepted the tender of the defense of any claim, action, or proceeding which has or could have such effect.

  6.4 TAXES. Borrower has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes due and owing to all such taxing authorities.

  6.5 CONTRACTS OR RESTRICTIONS AFFECTING BORROWER. Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restrictions


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materially adversely affecting its business, properties or assets, operations or conditions (financial or otherwise) taken as a whole.

  6.6 NO DEFAULT. Borrower is not in materiel default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default if not cured would materially and substantially affect the financial condition, property or operations of the Borrower.

  6.7 21 CFR 314.72(a)(i). All requirements of 21 CFR 314.72(a)(1) that relate to the transfer of assets to Borrower by Horus under the Horus Asset Purchase Agreement have been satisfied.

  6.8 WITHDRAWAL. There exists no set of facts which could reasonably be expected to furnish a basis for the total withdrawal of the Thalitone(R) Product Line from the market or the suspension of said products registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, approval or consent of any governmental regulatory agency with respect to the Thalitone(R) Product Line.

  6.9 NO VIOLATION OF LAW. Neither the Borrower or any of it employees with respect to the Thalitone(R) Product Line is or has been in violation of or in default with respect to any applicable law, rule, regulation, order, writ, or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, which violation or default might have a materially adverse effect on the Thalitone(R) Product Line, the Thalitone(R) Product Line business, or Borrower's compliance with and performance under the terms of this Loan Agreement, the Term Note, or Security Agreement.

  6.11 TITLE TO COLLATERAL. Borrower has good and marketable title to all of the Collateral, free and clear of all mortgages, liens, security interests, charges, claims, restrictions, and other encumbrances of every kind, wheresoever situated other than the liens and security interests contemplated by this loan agreement to secure the obligations of Borrower to the Bank.

  6.12 PATENTS AND TRADEMARKS. The registered trademarks Thalitone(R) and the kidney-shaped tablet that are subject to United States Registration No. 1,216,341, dated November 16, 1982, and No. 1,350,257, dated July 23, 1985 (the
"Trademarks") and U.S. Patent No. 4,933,360, issue date June 12, 1990, expiration date June 12, 2007, together with any improvements or change reflected in continuations or separate filings (the "Patent") are presently in full force and effect. Furthermore, the Trademarks and Patents are subject to the sole use and control of Borrower and its licensees. Borrower is not aware of any state of facts that indicate a possible present infringement of the Trademarks and/or Patent.

SECTION 7: GUARANTOR'S REPRESENTATIONS AND WARRANTIES

  Guarantor represents and warrants that:

  7.1 INCORPORATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary.

  7.2 POWER AND AUTHORITY. The execution, delivery and performance of this Loan Agreement and the Guaranty have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Guarantor, any provision of any indenture, agreement or other


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instrument which the Guarantor is a party, or by which the Guarantor's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Guarantor.

  7.3 LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, or any properties or rights of the Guarantor, which, if adversely determined, would materially adversely affect the financial or any other condition of the Guarantor.

  7.4 TAXES. Guarantor has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes due and owing to all such taxing authorities.

  7.5 CONTRACTS OR RESTRICTIONS AFFECTING GUARANTOR. Guarantor is not a party to any agreement or instrument or subject to any charter or other corporate restrictions materially adversely affecting its business, properties or assets, operations or conditions (financial or otherwise) taken as a whole.

  7.6 NO DEFAULT. Guarantor is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default if not cured would materially and substantially affect the financial condition, property or operations of the Guarantor.

  7.7 BEST INTEREST OF GUARANTOR. Considering that the Bank would not extend the Term Loan to the Borrower but for the Guaranty, Guarantor's execution of the Guaranty is in the best interest of the Guarantor.

SECTION 8: JOINT REPRESENTATIONS AND WARRANTIES.

  Borrower and Guarantor represent and warrant that:

  8.1 FINANCIAL CONDITION. The consolidated financial statements of the Guarantor and its wholly owned subsidiaries, copies of which are attached hereto, are correct and complete and fairly present the financial condition of the Guarantor and its subsidiaries as of the date of said financial statements and the results of their operations for said periods and as of the Closing Date in all material respects. All such financial statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis, maintained through the period involved.

  8.2 TITLE TO ASSETS. Guarantor and its subsidiaries, have good and marketable title to all their properties and assets as reflected on the balance sheet which is a part of the financial statements referred to in Section 8.1 of this Loan Agreement.

  8.3 NO FALSE OR MISLEADING STATEMENTS OF FACT. To the knowledge of Borrower and Guarantor, neither this Loan Agreement nor any schedule or exhibit hereto (including without limitation the Term Note, Security Agreement and Guaranty), nor any written statement or certificate furnished in connection herewith or any of the transactions contemplated hereby, contain or will contain an untrue statement of a fact or omits or will omit to state a fact that is necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they are made, not materially misleading.


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  8.4 BORROWER SUBSIDIARY OF GUARANTOR. The Borrower is a wholly owned subsidiary of the Guarantor.

SECTION 9: AFFIRMATIVE COVENANTS OF BORROWER.

  The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the indebtedness evidenced by the Term Note, unless the Bank shall otherwise in its sole discretion consent in writing, the Borrower will:

  9.1 BUSINESS AND EXISTENCE. Perform all things reasonably necessary to preserve and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years.

  9.2 MAINTAIN PROPERTY. Maintain, preserve, and protect all material leases, franchises, patents, trademarks, trade names, and copyrights, and preserve all the remainder of its properties used or useful in the conduct of its business substantially as conducted and operated during the present and preceding fiscal year. As part of this obligation, Borrower shall take all action necessary to respond to and satisfy any issues raised by any FDA Form 483 or other notice of a governmental agency so as to prevent any action which could result in the withdrawal of the Thalitone(R) Product Line, or the suspension of said product's registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, approval or consent of any governmental regulatory agency with respect to the Thalitone(R) Product Line or any facility manufacturing said product. Furthermore, Borrower shall comply with all reporting requirements of any governmental agency related to the Thalitone(R) Product Line.

  9.3 INSURANCE. At all times maintain with insurance companies rated "A" or better or otherwise acceptable to the Borrower and the Bank, hazard insurance and such other insurance, for such amounts as is customarily maintained by companies in the same or substantially similar business. The Bank shall be named as loss payee on the Borrower's principle hazard insurance policies and any policy covering the Collateral.

  9.4 OBLIGATIONS, TAXES AND LIENS. Pay all of its indebtednesses and obligations promptly in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default.

  9.5 COMPLIANCE CERTIFICATE. Furnish within thirty (30) days from the end of each calendar quarter a Compliance Certificate, in the form of Exhibit "B" attached hereto.

  9.6 NOTICE OF DEFAULT. At the time of the Borrower's first knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

  9.7 LIENS AGAINST PERSONAL PROPERTY. Only the Bank shall have liens against the Collateral. If any other such liens exist that have not been released of record, Borrower will obtain the immediate release of any such liens.

  9.8 DEPOSIT ACCOUNTS. Maintain its primary deposit relationship with the Bank.

  9.9 RIGHT TO REIMBURSEMENT. Borrower shall commence performance of the Dose Response Study or reasonably act to initiate same before December 17, 1997, as


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contemplated Section 3.4 of the Horus Asset Purchase and take any such other action necessary to preserve Its right to reimbursement under Section 3.4 of said agreement. In the event Borrower becomes entitled to exercise its right to reimbursement under Section 3.4 of the Horus Asset Purchase Agreement, it shall take all steps necessary to exercise that right. Furthermore, Borrower shall apply any and all proceeds from that right to reimbursement toward payment of sums owing under the Term Note, Security Agreement and this Loan Agreement, said proceeds being applied to no other purpose until all sums owing under said note and agreements have been fully satisfied. Since said right to reimbursement represents a portion of the Collateral, Borrower shall execute such documents as counsel for the Bank deems reasonably necessary to put Horus on notice of the Bank's right to receive any such reimbursement that may come due.

SECTION 10: AFFIRMATIVE COVENANTS OF GUARANTOR.

  The Guarantor covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the indebtedness evidenced by the Term Note, unless the Bank shall otherwise in its sole discretion consent in writing, the Guarantor will:

  10.1 BUSINESS AND EXISTENCE. Perform all things reasonably necessary to preserve and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years.

  10.2 OBLIGATIONS, TAXES AND LIENS. Pay all of its indebtednesses and obligations promptly in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default.

  10.3 COMPLIANCE CERTIFICATE. Furnish within thirty (30) days from the end of each calendar quarter a Compliance Certificate, in the form of Exhibit "C" attached hereto.

  10.4 NOTICE OF DEFAULT. At the time of the Borrower's first knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

  10.5 DEPOSIT ACCOUNTS. Maintain its primary deposit relationship with the Bank.

SECTION 11: JOINT AFFIRMATIVE COVENANTS.

  The Borrower and Guarantor, jointly and severally, covenant and agree that from the date hereof and until payment in full of the principal of and interest on the indebtedness evidenced by the Term Note, unless the Bank shall otherwise in its sole discretion consent in writing, the Borrower and Guarantor will:

  11.1 FINANCIAL REPORTS AND OTHER DATA. Furnish to the Bank: (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Guarantor, an unqualified audit of the Guarantor's and its wholly owned subsidiaries' consolidated financial statements as of the close of such fiscal year of the Guarantor, which financial statements shall including a consolidated balance sheet and consolidated statement of income and surplus of the Guarantor and its subsidiaries, together with the unqualified audit report and opinion of an independent Certified Public Accountant reasonably acceptable to the Bank, showing the financial condition of the Guarantor and its subsidiaries at the close of such year and the results of operations during such year; (b) within forty-five (45) days after the end each fiscal quarter, except the last fiscal quarter of the year, financial statements similar to those described above for the Guarantor and its subsidiaries, not audited but certified as to accuracy and content by the Chief Financial Officer or President or Controller of the Guarantor (the "Certifying Officer"), such consolidated balance sheets to be as of the end of such quarter and such consolidated statements of income and surplus to be for the period from the beginning of said year to the end of such quarter, in each case subject only to audit and year-end adjustment.

  11.2 ADDITIONAL INFORMATION. Furnish such other relevant information regarding the operations, business affairs and financial condition of the Guarantor and its subsidiaries as the Bank may reasonably request, including but not limited to true and exact copies of Guarantor's and its subsidiaries' books of account and tax returns, and all information furnished to shareholders or any governmental authority, and permit the copying of the same.

  11.3 RIGHT OF INSPECTION. Permit any person designated by the Bank, at the Bank's expense, to visit and inspect any of the properties, books and financial reports of the Guarantor and its subsidiaries and to discuss its affairs, finances and accounts with the principal officers of the Guarantor and its subsidiaries, at all such reasonable times during regular business hours of the Bank and on reasonable advance notice and as often as the Bank may reasonably request. This right of inspection shall include, but not be limited to, the right to inspect all premises, properties, books, records, contracts, and documents related to the Thalitone(R) Product Line (including, without limitation, access to raw data in support of product lost approvals and stability reports) and such other information concerning the Thalitone(R) Product Line as may be relevant to the protection of the Bank's rights and interests in and to the Thalitone(R) Product Line. The Bank shall keep confidential any information it or its agents obtain as a result of this right of inspection. However, if the Bank enforces it security interest under the Security Agreement it shall be free to share any such information that is related to its Collateral with such persons it deems necessary for purposes of liquidating or selling the Collateral. Furthermore, the Bank and its agents may disclose any such information as required by a subpoena or order of any court of law.

  11.4 MINIMUM NET WORTH. The Guarantor and its wholly owned subsidiaries shall maintain a minimum consolidated net worth of Fourteen Million Eight Hundred Thousand and No/100 Dollars ($14,800,000.00), as determined by generally accepted accounting principles including intangible assets, with assets valued at historical costs less allowances taken for depreciation and depletion. The minimum consolidated net worth to be maintained by the Guarantor and its wholly owned subsidiaries shall increase at the end of each fiscal quarter, beginning with the quarter ending December 31, 1996, by an amount equal to Fifty Percent (50%) of the consolidated net profit for that fiscal quarter. There shall, however, be no adjustment to the minimum consolidated net worth requirement in the event of a net loss for a fiscal quarter.

  11.5 DEBT TO EQUITY RATIO. The Guarantor and its wholly owned subsidiaries shall maintain a maximum consolidated debt to equity ratio (total debt divided by total equity) as established by this section. The maximum debt to equity ratio as of the Closing Date shall be 1.75. Thereafter, the maximum debt to equity ratio shall be redetermined at the end of each of Guarantor's fiscal quarters based on the following formula:

  (a) In the event the Guarantor's and its wholly owned subsidiaries' consolidated net worth is less than Eighteen Million Five Hundred Thousand No/100 Dollars ($18,500,000.00), the maximum debt to equity ratio shall be 1.75;

  (b) In the event the Guarantor's and its wholly owned subsidiaries' consolidated net worth is equal to or greater than Eighteen Million Five

  Hundred Thousand and No/100 Dollars ($18,500,000.00), but is less than Twenty Million and No/100 Dollars ($20,000,000.00), the maximum debt to equity ratio shall be 1.65; and

  (c) In the event the Guarantor's and its wholly owned subsidiaries' consolidated net worth is equal to or greater than Twenty Million and No/100 Dollars ($20,000,000.00), the maximum debt to equity ratio shall be 1.55

  11.6 CASH FLOW-TO-DEBT SERVICE RATIO. The Guarantor and its wholly owned subsidiaries shall maintain a consolidated ratio of cash flow-to-debt service of not less than 1.25 (total cash flow divided by total debt service) to be measured quarterly based on the consolidated audited financial statements required by Section 11. l(a). For purposes of this requirement, "Cash Flow" shall be defined as Guarantor's and its wholly owned subsidiaries' consolidated net profits plus consolidated allowances for depreciation, interest and equity injections consisting of cash for the past 365 calendar days; and "Debt Service" shall be defined as all scheduled payments of principal, interest and equipment lease financing payable by the Guarantor and its wholly owned subsidiaries within the next 365 calendar days.

  11.7 CURRENT RATIO. The Guarantor and its wholly owned subsidiaries shall maintain a consolidated current ratio of 1.50. For purposes of this Section, "Current Ratio" shall be defined as the Guarantor's and its wholly owned subsidiaries' consolidated current assets divided by their consolidated current liabilities.

SECTION 12: NEGATIVE COVENANTS OF BORROWER.

  12.1 The Borrower covenants and agrees that at all times from and after the closing date, unless the Bank shall otherwise consent in writing, which consent shall not be unreasonably withheld, it will not, either directly or indirectly, sell, lease, transfer, (except within the Borrower's own organization) or dispose (other than in the normal course of business) of all or a substantial part of its business or assets.

  12.2 The Borrower covenants and agrees that at all times from and after the Closing Date, it will not grant anyone other than the Bank a lien against any of Borrower's assets. Borrower shall be permitted, however, to grant purchase money liens for the purpose of financing assets acquired after the Closing Date, which may include the acquisition of product lines (any such lien shall not extend to the Collateral). Furthermore, this provision shall not impair the ability of the Borrower to acquire property after the Closing Date by means of leases, or sale and lease back transactions.

SECTION 13: NEGATIVE COVENANTS OF GUARANTOR.

  13.1 The Borrower covenants and agrees that at all times from and after the closing date, unless the Bank shall otherwise consent in writing, which consent shall not be unreasonably withheld, it will not, either directly or indirectly, sell, lease, transfer, (except within the Borrower's own organization) or dispose (other than in the normal course of business) of all or a substantial part of its business or assets.

  13.2 The Guarantor covenants and agrees that at all times from and after the Closing Date, it will not grant anyone other than the Bank a lien against any of Guarantor's assets. Guarantor shall be permitted, however, to grant purchase money liens for the purpose of financing assets acquired after the Closing Date, which may include the acquisition of product lines (any such lien shall not extend to the Collateral). Furthermore, this provision shall not impair the ability of the Guarantor to acquire property after the closing Date by means of leases, or sale and lease back transactions.

SECTION 14: EVENTS OF DEFAULT.

  An "Event of Default" shall exist if any of the following shall occur:

  14.1 PAYMENT OF PRINCIPAL, Interest. The Borrower defaults in the prompt payment as and when due of principal or interest on the Term Note or any fees due under said note, this Loan Agreement or the Security Agreement; or in the prompt payment when due of any other indebtedness, liabilities, or obligations to the Bank, whether now existing or hereafter created or arising; direct or indirect, absolute or contingent (including but not limited to that certain loan to the Borrower presently being contemplated in connection with the Borrower's acquisition of the Proctocort product line); or

  14.2 OTHER OBLIGATIONS. The Borrower or Guarantor defaults with respect to any other material agreement to which it is a party or with respect to any other material indebtedness when due or the performance of any other obligation incurred in connection with any material indebtedness for borrowed money ("material" as used herein meaning indebtedness or obligations in excess of $50,000.00) if the effect of such default is to accelerate the maturity of such indebtedness, or if the effect of such default is to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity and the holder has not waived its right to accelerate payment of such indebtedness; or

  14.3 REPRESENTATION OR WARRANTY. Any representation or warranty made by the Borrower and/or Guarantor herein, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to this Loan Agreement shall prove to be false, misleading or incomplete in any material respect on the date as of which made; or

  14.4 BANKRUPTCY. ETC. The Borrower and/or Guarantor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower and/or Guarantor, in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; or the Borrower and/or Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or Borrower and/or Guarantor shall generally not pay its debts as such debts become due; or

  14.5 CONCEALMENT OF PROPERTY. ETC. The Borrower and/or Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof; or

  14.6 CHANGE IN OWNERSHIP. There shall occur any change in the ownership that results in John M Gregory, Joseph R. Gregory and Jefferson J. Gregory owning a combined fifty percent (50%) or less of the capital stock of the Guarantor, or fifty percent (50%) or less of the voting power related to the capital stock.

  14.7 COVENANTS. Borrower and/or Guarantor defaults in the performance or observance of any other covenant, agreement or undertaking on its or their part to be performed or observed, contained herein, or in any other instrument or document which now or hereafter evidences or secures all or any part of the Term Loan.

  14.8 WITHDRAWAL OR SUSPENSION. The total withdrawal of the Thalitone(R) Product Line from the market, or the suspension of said product's registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, the approval or consent of any governmental regulatory agency with respect to the Thalitone(R) Product Line.

  14.9 REMEDY. Upon the occurrence of any Event of Default, as specified herein, and the expiration of any applicable cure period, the Bank shall, at its option, thereupon declare the entire unpaid principal balance of the Term Note, all interest accrued and unpaid thereon and all other amounts payable under this Loan Agreement to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under any other instrument or document which evidences, secures or guaranties the Term Note, or available at law or in equity, including the right to the appointment of a receiver to take possession of the Borrower's and/or Guarantor's property.

SECTION 15: MISCELLANEOUS

  15.1 AMENDMENTS. The provisions of this Loan Agreement, the Term Note, or any instrument or document executed pursuant hereto or securing or guarantying the indebtednesses, may be amended or modified only by an instrument in writing signed by the parties to said document or instrument. Guarantor need only be a party to an amendment of the Guaranty, and waives notice of any amendment, modification or renewal of the Term Note, this Loan Agreement, or any other instrument or document executed pursuant hereto other than the Guaranty.

  15.2 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, or delivered by hand. Any such notices and other communications to the Borrower shall be addressed as follows:

  John M. Gregory
  Chairman of the Board & CEO
  Monarch Pharmaceuticals, Inc.
  355 Beecham Street
  Bristol, TN 37620

  WITH A COPY TO:
  ---------------
  John A. A. Bellamy
  Executive Vice President and General Counsel
  King Pharmaceuticals, Inc.
  501 Fifth Street
  Bristol, TN 37620

All such notices and other communications to the Guarantor shall be addressed as follows:

  John M. Gregory
  Chairman of the Board & CEO
  King Pharmaceuticals, Inc.
  501 Fifth Street
  Bristol, TN 37620

  WITH A COPY TO:
  John A. A. Bellamy
  Executive Vice President and General Counsel
  King Pharmaceuticals, Inc.
  501 Fifth Street
  Bristol, TN 37620

All such notices and other communications to the Bank shall be addressed as follows:

  Kevin L. Jessee
  Community Bank President
  First Tennessee Bank National Association
  P.O. Box 3189
  1155 Volunteer Parkway, Suite 201
  Bristol, TN 37625,

or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to the delivery with the terms of this Section 10.2. All such notices and other communications shall be effective (i) if mailed, when received or three (3) business days after mailing, whichever is earlier; or (ii) if delivered by hand, upon delivery.

  15.3 NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank , any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

  15.4 INDEMNIFICATION. The Borrower and Guarantor agree to indemnify the Bank from and against any and all claims, losses and liabilities, including, without limitation, reasonable attorneys' fees and expenses, growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Bank's negligence or willful misconduct. The indemnification provided for in this Section shall survive the payment in full of the Term Note.

  15.5 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Term Note. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest therein.

  15.6 GOVERNING LAW. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee.

  15.7 EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

  15.8 TERMINOLOGY; SECTION HEADINGS. All personal pronouns used in this Loan Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

  15.9 ENFORCEABILITY OF AGREEMENT. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

  15.10 NON-CONTROL. In no event shall the Bank's rights hereunder be deemed to indicate that the Bank is in control of the business, management or properties of the Borrower and/or Guarantor or has power over the daily management functions and operating decisions made by the Borrower and/or Guarantor.

  15.11 FEES AND EXPENSES. Except as otherwise expressly provided herein, the Borrower agrees to reimburse the Bank for all legal fees and expenses, and recording fees and taxes incurred by the Bank in connection with the loan contemplated by this Loan Agreement. Furthermore, the Borrower agrees to pay, or reimburse the Bank for, the actual out-of-pocket expenses, including but not limited to counsel fees and expenses, court costs, accountants fees and expenses, and fees and expenses of similar experts as deemed necessary by the Bank, incurred by the Bank in connection with the enforcement of, or the preservation of any rights under this Loan Agreement, the Term Note, and any instrument or document now or hereafter securing or guarantying said note. The Guaranty shall guaranty the obligations of the Borrower set forth in this section, in addition to the other obligations that may be owing under the terms of this Loan Agreement, the Term Note and the Security Agreement.

  15.12 TIME OF ESSENCE. Time is of the essence in this Loan Agreement, the Term Note, and the other instruments and documents executed and delivered in connection herewith.

  15.13 LIENS; SETOFF OF BANK. Upon the occurrence of any Event of Default as specified above, the Bank may apply any and all deposits (general or special, matured or unmatured) and other credits of the Borrower against any and all indebtednesses of the Borrower to the Bank. The Borrower acknowledges the Bank's legal and equitable rights to setoff, appropriate. Furthermore, upon the occurrence of any Event of Default as specified above, the Bank may apply any and all deposits (general or special, matured or unmatured) and other credits of the Guarantor against any and all indebtednesses of the Borrower to the Bank covered by the Guaranty. The Guarantor acknowledges the Bank's legal and equitable rights to setoff, appropriate.

  15.14 VENUE OF ACTIONS. As an integral part of the consideration for the making of this Loan Agreement, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, or by any successor, personal representative or assignee with respect to the Term Note, or this Loan Agreement or any other document or instrument which now or hereafter evidences, secures or guaranties all or any part of the Term Loan, other than in a state court of competent jurisdiction in Sullivan County, Tennessee, or in the United States District Court for the Eastern District of Tennessee, and not elsewhere. As a further integral part of the consideration for the making of this Loan Agreement, it is expressly understood and agreed that no suit or action shall be commenced by the Guarantor, or by any successor, personal representative or assignee with respect to the this Loan Agreement, or any other document or instrument which now or hereafter evidences, secures or guaranties all or any part of the Term Loan, other than in a state court of competent jurisdiction in Sullivan County, Tennessee, or in the United States District Court for the Eastern District of Tennessee, and not elsewhere. Nothing in this paragraph contained shall prohibit the Bank from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or in any other document or instrument which evidences, secures or guaranties the obligations of Borrower and/or Guarantor contemplated by this Loan Agreement.

  15.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF

ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

  15.16 ENTIRE AGREEMENT. This written agreement, the related written documents referred to herein, and any other agreements executed contemporaneously herewith set forth the complete and exclusive statement of the terms of the agreement between the Borrower, Guarantor and the Bank with respect to the loans contemplated by this Loan Agreement. Therefore, no prior written agreements or contemporaneous or prior oral agreements between the parties shall be of any effect with respect to the loan contemplated by this Loan Agreement.

  IN WITNESS WHEREOF, the Borrower, Guarantor and the Bank have caused this Loan Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                                    MONARCH PHARMACEUTICALS, INC.


                                    By /s/ John M. Gregory
                                       ----------------------------------------
                                       John M. Gregory
                                       Chairman of the Board & CEO

                                    KING PHARMACEUTICALS, INC.


                                    By /s/ John M. Gregory
                                       ----------------------------------------
                                       John M. Gregory
                                       Chairman of the Board & CEO


                                    FIRST TENNESSEE BANK,
                                    NATIONAL ASSOCIATION


                                    By /s/ Kevin L. Jessee
                                       ----------------------------------------
                                       Kevin L. Jessee
                                       Community Bank President

STATE OF TENNESSEE
COUNTY OF SULLIVAN

  Before me, /s/ Kenneth D. Hale of the state and county mentioned, personally appeared John M. Gregory, with whom I am personally acquainted (or proved to me on the of satisfactory evidence), and who, upon oath, acknowledged such person to be the Chairman of the Board & CEO of Monarch Pharmaceuticals, Inc. the within named bargainor, a corporation, and that as such Chairman of the Board & CEO, executed the foregoing instrument for the purpose therein contained, by personally signing the name of Monarch Pharmaceuticals, Inc.



  Witness my hand and seal, at office in this 21st day of January, 1997.

                                                /s/ Kenneth D. Hale
                                                -------------------------------
                                                Notary Public
                                                My commission expires 7-20-99
                                                                     ----------

STATE OF TENNESSEE
COUNTY OF SULLIVAN

  Before me, /s/ Kenneth D. Hale of the state and county mentioned, personally appeared John M. Gregory, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be the Chairman of the Board & CEO of King Pharmaceuticals, Inc. the within named bargainor, a corporation, and that as such Chairman of the Board & CEO, executed the foregoing instrument for the purpose therein contained, by personally signing the name of King Pharmaceuticals, Inc.

  Witness my hand and seal, at office in this 21st day of January, 1997.

                                                /s/ Kenneth D. Hale
                                                -------------------------------
                                                Notary Public
                                                My commission expires 7-20-99
                                                                     -----------
STATE OF TENNESSEE
COUNTY OF SULLIVAN

  Before me, /s/ Kenneth D. Hale of the state and county mentioned, personally appeared Kevin L. Jessee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be the Community Bank President of First Tennessee Bank National Association, the within named bargainor, and that as such Community Bank President, executed the foregoing instrument for the purpose therein contained, by personally signing the name of First Tennessee Bank National Association.

  Witness my hand and seal, at office in this 21st day of January, 1997.


                                                /s/ Kenneth D. Hale
                                                -------------------------------
                                                Notary Public
                                                My commission expires 7-20-99
                                                                     -----------

                               PROMISSORY NOTE
                        (BUSINESS OR COMMERCIAL LOAN)  _______________________
                                                              Approval

$1,750,000.00                                                 BRISTOL, TENNESSEE

                                                              JANUARY 21, 1997


FOR VALUE RECEIVED, the undersigned (jointly and severally, if more than one) promise(s) to pay to the order of First Tennessee Bank National Association (hereinafter referred to as the "Bank") at any lending office in the state mentioned above or at such other place as the holder hereof may designate in writing, in current local funds, the sum of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND NO/100 Dollars.

    [ ]  DISCOUNTED: Including interest, due on __________, 19 ____.
    [X] INTEREST BEARING: Plus interest from date until maturity on the unpaid principal balance of this Note at the rate of:
         [ ] FIXED RATE: __% per annum
         [X] VARIABLE RATE: A variable rate per annum ("Variable Rate") which shall be equal to the lesser of (a) the maximum rate of interest ("Maximum Rate") which Bank may lawfully charge, or (b) a rate which is ___% per annum higher than the base commercial rate of interest ("Base Rate") established from time to time by Bank.
             Each change in the Variable Rate which results from a change in the Maximum Rate shall become effective, without notice to the undersigned, on the same date that the Maximum Rate changes. Each change in the Variable Rate which results from a change in the Base Rate shall become effective, without notice to the undersigned, on [ ] the same date that the Base Rate changes;[ ] the first day of the calendar month following any change in the Base Rate;[ ] the first day of the calendar quarter following any change in the Base Rate; [ ] other _____________________________
             The Base Rate is one of several interest rate indices employed by the Bank. The undersigned acknowledge(s) that the Bank has made, and may hereafter make, loans bearing interest at rates which are higher or lower than the Base Rate.

             Such principal and interest shall be payable as shown below:

        [ ] SINGLE PRINCIPAL PAYMENT: One single principal payment of the balance, due on _____, 19__ plus interest payable
             [ ] at maturity.
             [ ] beginning _____, 19 __ and continuing on the same day of each successive [ ] monthly or [ ] quarterly calendar period, except that the final interest installment shall be payable on the date the principal is due.
        [X] MULTIPLE PRINCIPAL PAYMENTS: 35 payments of $48,611.11 each, plus a final payment for the balance then owing, beginning last day of february, 1997, and continuing on the same day of each successive [X] monthly or [ ] quarterly calendar period. Accrued interest is
             [ ] included in each of the above payments; or [X] payable in addition to such payments on the above payment dates.

        [ ]  OTHER: ___________________________________________________________

             __________________________________________________________________
             SECURITY: Except as otherwise provided herein, as of the date hereof,

             [ ] This Note is secured by a mortgage(s) or deed(s) of trust dated___

             __________________________________________________________________

             [X] This Note is secured by security agreements(s) dated January
                 21, 1997
             __________________________________________________________________

Other Terms and Conditions: Unless otherwise provided herein, all payments shall be applied first to pay the accrued interest to date on the unpaid balance and next to the unpaid principal of the Indebtedness.
    Any payment not made when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the maximum effective contract rate of interest which the Bank may lawfully charge on the date such payment became due.
    If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect any security given for its payment, or to enforce its collection, the undersigned will pay all the costs of collection and litigation, together with a reasonable attorney's fee, all of which shall be secured by any collateral pledged as security herefor. The undersigned also agrees to pay any and all actual expenses including reasonable attorney's fees incurred by Bank in (i) successfully defending any action or inaction in connection with any aspect of the transaction evidenced by this instrument, or
(ii) any action, whether or not successful, taken to protect or enforce Bank's rights in any collateral related to the transaction evidenced by this instrument.
    The maker(s) and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to or further assent from them or any other party liable hereon, all of whom will remain bound upon this Note notwithstanding any such extension(s); and further agree that all or any collateral given, now or hereafter, as security herefor may be released (with or without substitution) without notice and without affecting their liability hereon; and that additional makers, endorsers, guarantors, or sureties may become parties hereto, and that any present or future party may be released from liability hereunder, without notice, and without affecting the liability of any other maker, endorser, or guarantor.
    In the event of any default in the prompt and punctual payment, when due, of this Note (or any installment hereof, whether of principal, interest, or principal and interest), or if the undersigned, or any other party liable hereon, should become insolvent (as defined in the Uniform Commercial Code), or if a petition in bankruptcy be filed by or against any of the undersigned or any other party liable hereon, of if a receiver be appointed for any part of the property of assets of the undersigned or any other party liable hereon, or if any assignment for the benefit of creditors be made by the undersigned or any other party liable hereon, or if a judgment be entered against the undersigned, or any other party liable hereon, or upon the issuance of any writ, levy or process, valid or invalid which purports to restrict the undersigned of any other party liable hereon, with respect to any of his/her or their funds or property on deposit with or in the possession or custody or under the control of the Bank, or upon the death or dissolution of any party liable hereon, or in the event of any default in the prompt and punctual payment when due, of any other indebtedness or obligation to the Bank owed, now or hereafter, by any party liable hereon, or upon any default in any deed of trust, mortgage, security agreement, assignment or other security document given, now or hereafter, to secure the indebtedness evidenced hereby, or if any representation or warranty made by the undersigned pertaining to this credit shall prove to be false, untrue, or materially misleading, or in the event that the Bank shall deem itself insecure, then and in any such events, this Note shall, without notice or demand for payment (the same being expressly waived), be and become immediately due and payable for all purposes, at the option of the Bank.
    Any money or other property at any time in the possession of the Bank belonging to any party liable hereon, and any deposits or other sums at any time credited by or due from the Bank to party liable hereon, may at all times, at the option of the Bank, be held and treated as collateral security for the payment of this Note or any other liability of any of the undersigned, or any other party in any manner liable hereon to the Bank, whether due or not due. The Bank may, at any time, at its option, and without notice, set off the amount due or to become due hereon against the claim of any of said parties against the Bank. To effect these rights, the undersigned and all parties liable hereon agree, upon request by the Bank, immediately to endorse, sign, and execute all necessary instruments, and do hereby appoint the Bank (acting through any then officer thereof) as attorney-in-fact for them with authority to endorse any instrument requiring endorsement and to effect any transfer, and this appointment shall be irrevocable as long as the undersigned, or any other party liable hereon, shall be indebted to the Bank.
    The undersigned agrees to furnish a current financial statement upon the request of Bank from time to time, and further agrees to execute and deliver all other instruments and take such other actions as Bank may from time to time reasonably request in order to carry out the provisions and intent hereof.
    In the event of any renewal or extension of the loan indebtedness evidenced hereby, unless the parties otherwise agree to a lower rate, the Bank shall have the right to charge interest at the highest of the following rates: (i) the maximum rate permissible at the time the contract to make the loan was executed; or (ii) the maximum rate permissible at the time the loan was made; or (iii) the maximum rate permissible at the time of such renewal or extension; or (iv) the maximum rate permitted by applicable federal law; it being intended that those statutes and laws, state or federal, from time to time in effect, which permit the charging of the higher rate of interest shall govern the maximum rate which may be charged hereunder. In the event that for any reason the foregoing provisions hereof shall not contain a valid, enforceable designation of a rate of interest prior to maturity or method of determining the same, then (unless this Note is a discounted, single-payment note) the indebtedness hereby evidenced shall bear interest prior to maturity at the maximum effective rate which may be lawfully charged by the Bank under applicable law.
    Regardless of any provision herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the maximum contract rate which may be lawfully charged by the holder hereof under applicable law; and in the event the holder hereof ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to the undersigned. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful contract rate, the undersigned and the holder hereof shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as a reasonable loan charge, rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term hereof, so that the interest accrued or to accrue throughout the entire term contemplated hereby shall at no time exceed the maximum lawful contract rate.
    The undersigned jointly and severally waive(s) any right to a trial by jury in any action or proceeding to enforce or defend any rights under this agreement or under any amendment, instrument, document or agreement delivered (or which may in the future be delivered) in connection herewith or arising from any banking relationship existing in connection with this agreement. The undersigned agree(s) that any such action or proceeding shall be tried before a court and not before a jury.


                                            MONARCH PHARMACEUTICALS, INC.
                                           -----------------------------------
                                            BY: /S/ John M. Gregory
                                           -----------------------------------
                                                CHAIRMAN & CEO
                                           -----------------------------------

First Tennessee Bank National Association, Member FDIC, "Registered Service Mark owned and Licensed by First Tennessee National Corporation.